EQUIPMENT PURCHASE AGREEMENT

This EQUIPMENT PURCHASE AGREEMENT (the "Agreement") is made and entered into this 3rd day of October, 2007, by and between NORTH DEVELOPMENT, a ____________ Corporation ("Seller") and TARA MINERALS CORP., a Nevada corporation ("Buyer").

WHEREAS:

A.

Seller owns the equipment listed in Schedule “A” (the “Equipment”).

B.

Buyer desires to purchase from Seller and Seller desires to sell to Buyer, subject to the terms and conditions of this Agreement, all the Equipment.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

1)

Sale of Equipment. On the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all security interests, liens, charges, claims or other encumbrances of any kind whatsoever, the Equipment.

2)

Purchase Price. The purchase price for the Equipment shall be $600,000, which will be payable in 1,200,000 restricted common shares of Tara Minerals Corp. (the “Shares”), minus any adjustments outlined in the Assessment Notice. The Shares will be issued to the Seller on the Closing Date upon the following:

a.

Titles to all Equipment transferred, free and clear of all security interests, liens, charges, claims or other encumbrances of any kind whatsoever, in the name of American Metal Mining S.A. de C.V., a subsidiary of the Buyer. Any costs associated with the transfer of title shall be the responsibility of the Seller;

b.

All Equipment delivered to the Don Roman property, located in Choix, Sinaloa State, Mexico, by and at the cost of the Buyer, within 60 days of signing of this Agreement;

c.

The Purchase Price will be adjusted for any such loss or destruction or damage incurred prior to the Buyer taking possession to transport the Equipment. All adjustments will be outlined in the issuance of the Assessment Notice;

d.

The Closing Date is defined as the date of acceptance of the Assessment Notice by the Seller and the Buyer through signature of such acceptance on the Assessment Notice.

e.

If within 30 days of the delivery of the Assessment Notice the Seller and Buyer cannot agree on the Assessment Notice, then this Agreement will be null and

Initials: /s/ CB  /  /s/ FRB

void and Seller and Buyer will each be responsible for 50% of the delivery costs of the Equipment.

3)

The Buyer shall be responsible for delivery costs of the Equipment.

4)

Other Expenses. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorneys' and accountant fees, shall be borne by the party incurring same.

5)

Assignment of Warranties. Seller agrees to assign to Buyer at closing; any and all valid warranties it may have in and to the Equipment; provided that Seller shall not be obligated to assign any warranties which are non-assignable pursuant to their terms. A detailed invoice describing all refurbishment work that was performed on the equipment shall also be included where applicable.

6)

The Buyer will use its best efforts to file a registration statement covering the Shares issued to the Seller within 120 days of the Closing Date.

7)

The agreements of the respective parties to the Agreement shall be binding on the parties’ respective successors and assigns.

8)

This Agreement is the sole and complete expression of the understandings and agreements of the parties hereto and may not be amended or altered in any way, except in writing executed by all parties hereto.  This Agreement supersedes any and all prior or contemporaneous agreements of the parties, whether written or oral.

9)

The provisions of the Agreement are contractual and are enforceable as such.

10)

This Agreement may be executed in counterparts, and if so executed, each counterpart shall be deemed an original.

11)

Neither the parties hereto or the parties’ respective attorneys shall be deemed the drafter of this Agreement in any litigation, or other proceeding which hereafter may arise between or among them.

12)

Any dispute which may arise under the Agreement shall be settled through binding arbitration in Wheaton, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

13)

Neither party has relied upon the representations made by the other in entering into this Agreement and have been responsible for their own due diligence.

Kindly signify your acceptance of the terms contained herein by signing in the appropriate space below and returning a copy of the fully executed Agreement to Tara Minerals Corp. to the attention of the President by facsimile at 630-456-4135.  Upon receipt by facsimile as aforesaid, the Agreement will be considered executed and a binding obligation of the parties will have been formed.

Initials: /s/ CB  /  /s/ FRB

The above noted terms are hereby accepted this 5th day of October, 2007.

TARA MINERALS CORP.

Per:

/s/ Francis R. Biscan JR.
Francis R. Biscan Jr., President and CEO

NORTH DEVELOPMENT

Per:

/s/ Calvin Boender
_____________, CEO and Director

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Schedule “A”

The Equipment

EQUIPMEN #	DESCRIPTION
FFP-001	FULL PORTABLE FLOATATION MILL PLANT
TC-20	CONE CRUSHER
CV-412	VIBRATORY SCREENER
TC-038	PORTABLE CRUSHER CEDARAPID COMMANDER
MB-65	BALL MILL
PD-34	DIAMOND DRILL 34
PD-100	DIAMOND DRILL PACK-SACK
CA-01	ARTICULATED DUMP TRUCK
CA-02	ARTICULATED DUMP TRUCK
BF-415	FLOATATION CELL BANK
BF-415	FLOATATION CELL BANK
BF-818	FLOATATION CELL BANK
BF-448	FLOATATION CELL BANK
AC-86	CONDITIONER TANK
AC-85	CONDITIONER TANK
AC-44	CONDITIONER TANK
AC-44	CONDITIONER TANK
TC-36	CONE CRUSHER
BT-2412	CONVEYOR 24" X 12 METERS
BT-2415	CONVEYOR 24" X 12 METERS
BT-186	CONVEYOR 18" X 8 METERS
CF-424	FLOATATION CELL BANK
MB-65	BALL MILL
SP-2YDS	SCOOPTRAM
SP-1YDS	SCOOPTRAM
TQ-1024	JAW CRUSHER
TQ-46	JAW CRUSHER
TA-1YDS	ARTICULATED LOADER
CA-175	AIR COMPRESSOR
TQ-1838	JAW CRUSHER
BL-33	SLURRY PUMP
CA-185	AIR COMPRESSOR
100-TP	PIPES FOR DIAMOND DRILL EQUIPMENT

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EQUIPMEN #	DESCRIPTION
BL-33	SLURRY PUMP
JP-001	JEEP PATRIOT 07
TO-002	PICK UP TOYOTA 95
JD-01	JOHN DEER BACKHOE
JD-02	JOHN DEER BACKHOE
MB-610	BALL MILL (PANCHO)

Tara Equipment Purch Agree 10-3-07

Initials: /s/ CB  /  /s/ FRB